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                                                                      Exhibit 11

                    Yardville National Bancorp and Subsidiary
                        Computation of Earnings Per Share
                        Three months ended March 31, 1996

Primary Earnings Per Share
- - --------------------------
(in thousands, except per share amounts)

Reconciliation of net income, per consolidated
 statements of income to amount used in primary
 earnings per share computation:
Net income                                          $   992
Add: Interest on long-term debt and interest on
     investment securities net of income tax
     effect, on application of assumed proceeds
     from exercise of options and warrants in
     excess of 20% limitation                            19
                                                    -------
Net income, as adjusted                             $ 1,011
                                                    -------
Reconciliation of weighted average number of
 shares outstanding to amount used
 in primary earnings per share computation:
Weighted average number of shares outstanding         2,357
Add: Equivalent shares issuable from assumed
     exercise of options and warrants in excess
     of 20% limitation                                  173
     Equivalent shares issuable from assumed
     exercise of dilutive options                         -
                                                    -------
Weighted average number of shares outstanding,
 as adjusted                                          2,530
                                                    -------

Primary earnings per share                          $   .40
                                                    -------

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                                                               Exhibit 11, cont.

                    Yardville National Bancorp and Subsidiary
                        Computation of Earnings Per Share
                        Three months ended March 31, 1996

Fully Diluted Earnings Per Share
- - --------------------------------
(in thousands, except per share amounts)

Reconciliation of net income, per consolidated
 statements of income to amount used in fully
 diluted earnings per share computation:
Net income                                          $   992
Add: Interest on long-term debt and interest on
     investment securities net of income tax
     effect, on application of assumed proceeds
     from exercise of options and warrants in
     excess of 20% limitation                            18
                                                    -------
Net income, as adjusted                             $ 1,010
                                                    -------
Reconciliation of weighted average number of
 shares outstanding to amount used in fully
 diluted earnings per share computation:
Weighted average number of shares outstanding         2,357
Add: Equivalent shares issuable from assumed
     exercise of options and warrants in excess
     of 20% limitation                                  173
     Equivalent shares issuable from assumed
     exercise of dilutive options                         -
                                                    -------
Weighted average number of shares outstanding,
 as adjusted                                          2,530
                                                    -------
Fully diluted earnings per share                    $   .40
                                                    -------



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